EXHIBIT 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Danny Schoening, Principal Executive Officer of Optex Systems Holdings, Inc. (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2012 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Danny Schoening
Danny Schoening, Principal Executive Officer
Dated: February 13, 2013